Exhibit 10.19

INCREASE AGREEMENT AND AMENDMENT

THIS INCREASE AGREEMENT AND AMENDMENT, dated as of March 31, 2020 (this “Agreement”) is by and among the institutions set forth on Schedule 1 hereto (each an “Incremental Lender” and collectively the “Incremental Lenders”), the other Lenders party hereto, GPM PETROLEUM LP, a Delaware limited partnership (the “Borrower”), the Guarantors party hereto and CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”), Swingline Lender and an Issuing Lender.

RECITALS:

WHEREAS, reference is hereby made to the Amended and Restated Credit Agreement, dated as of July 15, 2019, by and among the Borrower, the guarantors party thereto from time to time, the lenders party thereto (collectively, the “Lenders” and individually, a “Lender”) from time to time, and Capital One, National Association, as Administrative Agent and the other agents and parties party thereto from time to time (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used and not otherwise defined herein being used herein as therein defined);

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may increase the existing Revolving Committed Amount and the Revolving Commitments (such increased Revolving Commitments, the “Incremental Revolving Commitments”) by entering into one or more increase agreements with the Incremental Lenders; and

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the Administrative Agent and the Borrower may amend the Credit Agreement in order to evidence the existence and terms of the Incremental Revolving Commitments without the consent of other Lenders; and

WHEREAS, the Borrower has requested, and the Administrative Agent and the Lenders party hereto have agreed, to make certain amendments to the Credit Agreement, each as provided for herein.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. Incremental Revolving Commitments.

(a) Each Incremental Lender party hereto hereby commits to provide its respective Incremental Revolving Commitment as set forth on Schedule 1 annexed hereto, on the terms and subject to the conditions set forth below (provided, that without limitation, the availability of Credit Extensions pursuant to such Incremental Revolving Commitments shall be subject to the occurrence of the Specified Acquisition Closing Date (as defined below)).

(b) On the Specified Acquisition Closing Date, (i) each of the existing Lenders shall assign to each of the Incremental Lenders, and each of the Incremental Lenders shall purchase from each of such existing Lenders, at the principal amount thereof, such interests in the outstanding Loans and participations in Letters of Credit and Swingline Loans outstanding on the Specified Acquisition Closing Date that will result in, after giving effect to all such assignments and purchases, such Loans and participations in Letters of Credit and Swingline Loans being held by such existing Lenders and the Incremental Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of the Incremental Revolving Commitments hereby; (ii) each Incremental Revolving Commitment shall be deemed, for all purposes, a Revolving Commitment and each loan made thereunder shall be deemed, for all purposes, a Loan and have the same terms as any existing Loan and (iii) each Incremental Lender shall become a Lender with respect to the Incremental Revolving Commitments and all matters relating thereto.

(c) Each Incremental Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or agent thereunder and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

(d) Any borrowings under the Revolving Facility (including pursuant to the Incremental Revolving Commitments, subject to the occurrence of the Specified Acquisition Closing Date) from and after the Initial Effective Date shall be used by the Borrower to (i) finance the consummation of the acquisition and transactions contemplated by the Specified Asset Purchase Agreement (as defined below) in accordance with and subject to the terms of the Credit Agreement, (ii) pay fees, commissions and expenses incurred in connection with the delivery and execution of the Credit Documents, the borrowings under the Revolving Facility on the Specified Acquisition Closing Date and borrowings and other extensions of credit under the Revolving Facility (collectively, the “Transactions”) and (iii) fund ongoing working capital and for other general corporate purposes (including permitted acquisitions and capital expenditures) of the Borrower and its subsidiaries.

(e) For each Incremental Lender that is a Foreign Lender, delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Incremental Lender may be required to deliver to the Administrative Agent pursuant to subsection 3.15 of the Credit Agreement.

(f) Notwithstanding anything to the contrary in the Credit Agreement or any other Credit Documents, prior to the earlier of (x) the Specified Acquisition Closing Date and (y) the date on which the Incremental Revolving Commitments are terminated pursuant to Section 6(i) hereof, the Borrower shall not pay to the Administrative Agent, for the ratable benefit of the Incremental Revolving Lenders, Commitment Fees on the average daily unused amount of the Incremental Revolving Commitments. The Borrower instead agrees to pay to the Administrative Agent for the account of each Incremental Lender (including, but without duplication, any affiliate of the Administrative Agent that is an Incremental Lender), ticking fees (the “Ticking Fees”) in an amount equal to the percentage set forth in the grid below (determined in accordance with the definition of “Applicable Margin” in the Credit Agreement) on the excess of (x) such Incremental Lender’s Amended Commitment (as defined below) over (y) its Revolving Commitment under the Credit Agreement immediately prior to the Initial Effective Date, accruing from and including the Initial Effective Date, until the earlier of (A) the Specified Acquisition Closing Date and (B) the date that the Incremental Revolving Commitments terminate without the Specified Acquisition Closing Date having occurred pursuant to Section 6(i) hereof (calculated on the basis of the actual number of days elapsed in a 360-day year); provided that if the Specified Acquisition Closing Date does not occur on or before September 30, 2020, the Ticking Fees after September 30, 2020, shall be in an amount equal to 0.50% on the excess of (x) such Incremental Lender’s Amended Commitment (as defined below) over (y) its Revolving Commitment under the Credit Agreement immediately prior to the Initial Effective Date. The

Ticking Fees shall be due and payable in cash (I) quarterly in arrears on the last Business Day of each calendar quarter, commencing on the first such date to occur after the date hereof and (II) on the earlier of (i) the Specified Acquisition Closing Date and (ii) the date that the Incremental Revolving Commitments terminate without the Specified Acquisition Closing Date having occurred pursuant to Section 6(i) hereof. For the purposes hereof “Amended Commitment” means the sum of such Incremental Lender’s Revolving Commitment under the Credit Agreement immediately prior to the Initial Effective Date plus such Incremental Lender’s allocated Incremental Revolving Commitment to take effect on the Initial Effective Date hereunder.

Level	Consolidated Total Leverage Ratio	Ticking Fee Percentage (per annum)
I	Less than 2.50 to 1:00	0.300%
II	Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	0.375%
III	Greater than or equal to 3.00 to 1.00 but less than 3.50	0.375%
	to 1.00
IV	Greater than or equal to 3.50 to 1.00 but less than 4.00	0.500%
	to 1.00
V	Greater than or equal to 4.00 to 1.00	0.500%

(g) From and after the Specified Acquisition Closing Date, the Incremental Revolving Commitments shall be subject to Section 2.4(a) of the Credit Agreement in all respects.

SECTION 2. Amendment of the Credit Agreement. Effective as of the Initial Effective Date,

(a) Section 1.01 of the Credit Agreement is hereby amended as follows:

(i)	by inserting the following defined terms:

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Benchmark Replacement” shall mean the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of LIBOR with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” shall mean the earlier to occur of the following events with respect to LIBOR: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; or (b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to LIBOR: (a) a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; (b) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or (c) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative.

“Benchmark Transition Start Date” shall mean (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” shall mean, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes hereunder in accordance with the Section titled “Effect of Benchmark Transition Event” and (y) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes hereunder pursuant to Section 2.12(b).

“Consolidated Interest Coverage Ratio” shall mean, as of any date of determination, for the Credit Parties and their Subsidiaries on a Consolidated basis, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, in each case, determined on a trailing four-quarter basis; provided, that for the purpose of the Consolidated Interest Coverage Ratio, Consolidated EBITDA (w) for the first fiscal quarter ending after the Specified Acquisition Closing Date shall be Consolidated EBITDA for such fiscal quarter, multiplied by four, (x) for the second fiscal quarter ending after the Specified Acquisition Closing Date shall be Consolidated EBITDA for such two fiscal quarter period, multiplied by two, (y) for the third fiscal quarter ending after the Specified Acquisition Closing Date shall be Consolidated EBITDA for such three fiscal quarter period, multiplied by 4/3, and (z) thereafter shall be determined on a trailing four-quarter basis; provided, further, that for the avoidance of doubt, Consolidated EBITDA for the first fiscal quarter ending after the Specified Acquisition Closing Date shall be calculated after giving effect to the Specified Acquisition as if the Specified Acquisition had occurred on the first day of such period.

“Consolidated Total Leverage Ratio” shall mean, as of any date of determination, for the Credit Parties and their Subsidiaries on a Consolidated basis, the ratio of (a) Consolidated Total Debt on such date to (b) Consolidated EBITDA determined on a trailing four-quarter basis; provided, that for the purpose of the Consolidated Total Leverage Ratio, Consolidated EBITDA (w) for the first fiscal quarter ending after the Specified Acquisition Closing Date shall be Consolidated EBITDA for such fiscal quarter, multiplied by four, (x) for the second fiscal quarter ending after the Specified Acquisition Closing Date shall be Consolidated EBITDA for such two fiscal quarter period, multiplied by two, (y) for the third fiscal quarter ending after the Specified Acquisition Closing Date shall be Consolidated EBITDA for such three fiscal quarter period, multiplied by 4/3, and (z) thereafter shall be determined on a trailing four-quarter basis; provided, further, that for the avoidance of doubt, Consolidated EBITDA for the first fiscal quarter ending after the Specified Acquisition Closing Date shall be calculated after giving effect to the Specified Acquisition as if the Specified Acquisition had occurred on the first day of such period.

“Co-Documentation Agents” shall mean Fifth Third Bank and Raymond James Bank, N.A.

“Early Opt-in Election” shall mean the occurrence of (a) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in this Section titled “Effect of Benchmark Transition Event,” are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR, and (b) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

“Federal Reserve Bank of New York’s Website” shall mean the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org`, or any successor source.

“Increase Agreement and Amendment” shall mean that certain Increase Agreement and Amendment, dated as of March 31, 2020, among the Borrower, the Administrative Agent, the Guarantors party thereto and the Lenders party thereto.

“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Specified Acquisition” shall mean the acquisition and transactions contemplated by the Specified Asset Purchase Agreement.

“Specified Acquisition Closing Date” shall mean the “Specified Acquisition Closing Date” as defined in the Increase Agreement and Amendment.

“Specified Asset Purchase Agreement” shall mean that certain Asset Purchase Agreement, dated as of December 17, 2019, by and among GPM Southeast LLC, GPM Petroleum, LLC, Empire Petroleum Partners, LLC and the other parties party thereto.

“Term SOFR” shall mean the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

(ii)	by amending and restating the following definitions:

“Agreement” shall mean this Amended and Restated Credit Agreement, as amended by the Increase Agreement and Amendment, and as the same may from time to time be further amended, modified, amended and restated, supplemented or restated.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Credit Documents” shall mean this Agreement, the Increase Agreement and Amendment, the Notes, the Joinder Agreements (if any), the Letters of Credit, the LOC Documents, the GPM Investments Letter Agreement, the Security Documents, the Capital One Engagement Letter, and any other fee letter entered into between the Borrower or any other Credit Party and the Administrative Agent, the Arrangers or any Lender from time to time in respect of the Extensions of Credit, and all other agreements, instruments and certificates delivered to the Administrative Agent under or in connection with this Agreement, as the same may be amended or supplemented in connection with the Increase Agreement and Amendment.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(iii)	by deleting the definition of “Alternative Interest Rate Election Event.”

(b) Article I of the Credit Agreement is hereby amended by inserting the following section at the end thereof:

Section 1.9. Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “LIBOR” or with respect to any comparable or successor rate thereto, including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 2.12, will be similar to, or produce the same value or economic equivalence of, the LIBOR Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

(c) Section 2.12(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(b) Effect of Benchmark Transition Event.

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Credit Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th ) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of LIBOR with a Benchmark Replacement pursuant to this Section 2.12(b) will occur prior to the applicable Benchmark Transition Start Date.

(ii) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.12(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.12(b).

(iv) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurodollar Borrowing of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Alternate Base Rate Loans. During any Benchmark Unavailability Period, the component of Alternate Base Rate based upon LIBOR will not be used in any determination of Alternate Base Rate.

(d) Section 2.20(a)(ii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(ii) after giving effect to an increase in the Revolving Commitments pursuant to this Section 2.20, the Revolving Committed Amount shall not exceed $700,000,000,

(e) Section 5.15 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Section 5.15 Use of Proceeds. The proceeds of the Extensions of Credit under the Revolving Facility (including pursuant to the Incremental Revolving Commitments, subject to the occurrence of the Specified Acquisition Closing Date) from and after the Initial Effective Date shall only be used by the Borrower to (a) finance the consummation of the acquisition and transactions contemplated by the Specified Asset Purchase Agreement in accordance with and subject to the terms of the Credit Agreement, (b) to pay any costs, fees, commissions, and expenses of the Credit Parties incurred in connection with this Agreement and (c) for working capital and other general business purposes, including without limitation, to finance permitted capital expenditures and Permitted Acquisitions.

(f) Section 9.23 of the Credit Agreement is hereby amended by replacing all references to “Co-Syndication Agents” with a reference to “Co-Syndication Agents and Co-Documentation Agents.”

(g) Section 9.26 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Section 9.26 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

(h) Schedule 1.1 to the Credit Agreement is hereby replaced in its entirety with Schedule 2 to this Agreement.

SECTION 3. Amendment to the Credit Agreement. Effective as of the Specified Acquisition Closing Date,

(a) Section 1.01 of the Credit Agreement is hereby amended as follows:

(i) The definition of “Applicable Margin” is hereby amended by adding the following at the end thereof:

Notwithstanding the foregoing, as of the Specified Acquisition Closing Date, the Applicable Margin shall be determined based on the pro forma Consolidated Total Leverage Ratio (including, without limitation, giving pro forma effect to consummation of the Specified Acquisition and the transactions contemplated by the Increase Agreement and Amendment), as certified by a Responsible Officer of the Borrower on the date of the Specified Acquisition Closing Date until the financial information and certificates required to be delivered pursuant to Section 5.1(b) and Section 5.2(a) for the first fiscal quarter to occur following the Specified Acquisition Closing Date have been delivered to the Administrative Agent, for distribution to the Lenders.

(b) Section 2.2(a)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(i) the aggregate amount of LOC Obligations shall not at any time exceed $40,000,000 (the “LOC Committed Amount”),

SECTION 4. Reaffirmation and Confirmation of Credit Documents. Each of the Credit Parties hereby (a) acknowledges the existence, validity and enforceability of this Agreement, (b) confirms and ratifies all of its obligations under the Credit Agreement (immediately after giving effect to this Agreement), each Security Document and the other Credit Documents to which it is party, including its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of the Credit Agreement, each Security Document and each of the other Credit Documents to which it is party, and (c) agrees that such guarantees, pledges, grants of security interests and other obligations, and the terms of the Credit Agreement, each Security Document and each of the other Credit Documents to which it is a party, are not impaired or adversely affected in any manner whatsoever and shall continue to be in full force and effect in accordance with their terms and, as applicable, shall guarantee and secure all secured Obligations under the Credit Agreement, as modified pursuant to this Agreement. The parties hereto acknowledge and agree that all references to the “Credit Agreement” (or words of similar import) in the Credit Documents (including each Security Document) refer to the Credit Agreement as amended and supplemented by this Agreement without impairing any such obligations or Liens in any respect.

SECTION 5. Conditions to Initial Effectiveness. The effectiveness of this Agreement is subject to the satisfaction or waiver of each of the following conditions (the date on which such conditions are satisfied or waived, the “Initial Effective Date”):

(a) The Administrative Agent shall have received a counterpart of this Agreement, executed and delivered by the Borrower, the Guarantors, each Incremental Lender party hereto and the Required Lenders.

(b) The Administrative Agent shall have received, on behalf of itself, the Lenders and each Issuing Lender on the Initial Effective Date, a favorable written opinion or opinions of counsel to the Credit Parties, in form and substance satisfactory to the Administrative Agent, dated as of the Initial Effective Date.

(c) The transactions contemplated by this Agreement (i) shall not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of any Credit Party or any other Person), and no such consent, approval, registration, filing or other action is necessary for the validity or enforceability of any Credit Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (A) the recording and filing of the Security Documents as required by the Credit Agreement and (B) those third party approvals or consents which, if not made or obtained, would not cause a Default, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Credit Documents, (ii) shall not violate any Requirement of Law applicable to Borrower or any other Credit Party, or any order of any Governmental Authority, (iii) shall not violate or result in a default under any indenture or other agreement regarding Indebtedness of the Borrower or any other Credit Party or give rise to a right thereunder to require any payment to be made by the Borrower or such Credit Party, (iv) shall not violate any Organization Document of the Borrower or any other Credit

Party, (v) shall not violate or result in a default under any Material Contract, or give rise to a right thereunder to require any payment to be made by the Borrower or such Credit Party and (vi) shall not result in the creation or imposition of any Lien on any property of the Borrower or any other Credit Party (other than the Liens created by the Credit Documents and the PNC Term Loans Documents, to the extent permitted pursuant to pursuant to Section 6.2(r) of the Credit Agreement).

(d) The Administrative Agent and the Lenders shall have received complete and correct copies of: (i) the audited consolidated balance sheets of the Borrower and its Subsidiary for the fiscal years ended December 31, 2016, December 31, 2017, December 31, 2018 and December 31, 2019 (to the extent available) and the related audited consolidated statements of income, shareholders’ equity, and cash flows of the Borrower and its Subsidiary for such fiscal years, accompanied by the report thereon of Grant Thornton LLP or other nationally recognized accounting firm reasonably acceptable to the Administrative Agent, (ii) the interim unaudited consolidated balance sheet, and the related statements of income and of cash flows, of the Borrower and its Subsidiary for each quarterly period ended since December 31, 2018, for which financial statements are available and (iii) any supplemental financial information with respect to GPM Investments, LLC, as may be reasonably requested by the Administrative Agent.

(e) The Administrative Agent shall have received, a certificate of each Credit Party dated as of the Initial Effective Date signed by a Responsible Officer of such Credit Party (i) certifying and attaching (A) copies of certified articles of incorporation or other charter documents, as applicable, of each Credit Party certified (X) by an officer of such Credit Party as of the Initial Effective Date to be true and correct and in force and effect as of such date, and (Y) to be true and complete as of a recent date by the appropriate Governmental Authority of the state of its incorporation or organization, as applicable, (B) the resolutions adopted by such Credit Party approving or consenting to this Agreement, (C) a copy of the bylaws, partnership agreement or comparable operating or limited liability company agreement of each Credit Party certified by an officer of such Credit Party as of the Initial Effective Date to be true and correct and in force and effect as of such date, (D) original certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state of incorporation or organization and (E) an incumbency certificate of each Responsible Officer of each Credit Party authorized to execute and deliver the Credit Documents certified by an officer to be true and correct as of the Initial Effective Date, and (ii) in the case of the Borrower, certifying that, before and after giving effect to this Agreement, (A) the representations and warranties contained in the Credit Documents are true and correct in all material respects (or, to the extent qualified by materiality, true and correct in all respects) on and as of the Initial Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date and (B) no Default or Event of Default exists.

(f) The Administrative Agent and the Lenders shall have received all Revolving Commitment, facility and agency fees and all other fees and amounts due and payable on or prior to the Initial Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder and under the Credit Agreement (including, without limitation, the reasonable fees and expenses of Latham & Watkins LLP, counsel to the Administrative Agent).

(g) The Administrative Agent shall have received, at least two (2) Business Days prior to the Initial Effective Date, all documentation and other information reasonably requested by the Administrative Agent or any Lender at least five (5) days prior to the Initial Effective Date and required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and a Beneficial Ownership Certification.

(h) The Administrative Agent shall have received satisfactory Revolving Commitments from the Incremental Lenders equaling or exceeding the Incremental Revolving Commitments.

SECTION 6. Conditions to Borrowing Incremental Revolving Commitments. Notwithstanding anything in the Credit Agreement or any other Credit Document to the contrary (including, without limitation, Section 4.2 of the Credit Agreement), the obligation of each Incremental Lender to make the initial Extension of Credit under the Credit Agreement solely with respect to its Incremental Revolving Commitment is subject to the satisfaction or waiver of each of the following conditions (the date on which such conditions are satisfied or waived, the “Specified Acquisition Closing Date”):

(a) The transactions contemplated by this Agreement and such Extension of Credit (i) shall not violate or result in a default under any indenture or other agreement regarding Indebtedness of the Borrower or any other Credit Party or give rise to a right thereunder to require any payment to be made by the Borrower or such Credit Party, (ii) shall not violate any Organization Document of the Borrower or any other Credit Party, (iii) shall not violate or result in a default under any Material Contract, or give rise to a right thereunder to require any payment to be made by the Borrower or such Credit Party and (iv) shall not result in the creation or imposition of any Lien on any property of the Borrower or any other Credit Party (other than the Liens created by the Credit Documents and the PNC Term Loans Documents, to the extent permitted pursuant to pursuant to Section 6.2(r) of the Credit Agreement).

(b) The Administrative Agent and the Lenders shall have received complete and correct copies of: (i) to the extent not already delivered under Section 5 hereof, the interim unaudited consolidated balance sheet, and the related statements of income and of cash flows, of the Borrower and its Subsidiary for each quarterly period ended since December 31, 2018, for which financial statements are available, (ii) the pro forma balance sheet and income statement of the Borrower and its Subsidiary for the four-quarter period most recently ended prior to the Specified Acquisition Closing Date for which financial statements are available giving pro forma effect to the transactions contemplated hereby (including, without limitation, consummation of the Specified Acquisition) as if such transactions occurred at the beginning of such period, (iii) the pro forma balance sheet of the Borrower and its Subsidiary as of the Specified Acquisition Closing Date giving pro forma effect to the transactions contemplated hereby (including, without limitation, consummation of the Specified Acquisition) as if such transactions had occurred as of such date, (iv) the financial projections of the Borrower and its Subsidiary (which shall be quarterly for the first year after the Specified Acquisition Closing Date and annually for the term of the Revolving Facility), which shall give effect to the Specified Acquisition and which were prepared on behalf of the Borrower in good faith after taking into account historical levels of business activity of the Borrower and its Subsidiary, known trends, including general economic trends, and all other information, assumptions and estimates considered by management of the Borrower and its Subsidiary to be pertinent thereto and (v) any supplemental financial information with respect to GPM Investments, LLC, as may be reasonably requested by the Administrative Agent.

(c) The Administrative Agent and the Lenders shall have received (i) the final Riveron financial diligence report with respect to the Specified Acquisition, (ii) copies of the Specified Asset Purchase Agreement, as amended, and all other documents entered into or to be delivered in connection with the Specified Acquisition and (iii) such supplemental financial information with respect to Empire Petroleum Partners, LLC, as may be reasonably requested by the Administrative Agent.

(d) The Administrative Agent shall have received, a certificate of the Borrower dated as of the Specified Acquisition Closing Date signed by a Responsible Officer of the Borrower (i) certifying and attaching original certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of the Specified Acquisition Closing Date by the appropriate Governmental Authorities of the state of incorporation or organization and (ii) certifying that, before and after giving effect to this Agreement, (A) the representations and warranties contained in the Credit Documents are true and correct in all material respects (or, to the extent qualified by materiality, true and correct in all respects) on and as of the Specified Acquisition Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, (B) no Default or Event of Default exists and (C) after giving effect to amounts to be drawn pursuant to the Revolving Facility on the Specified Acquisition Closing Effective Date and the use of such proceeds to consummate the Specified Acquisition, the Borrower shall be in pro forma compliance with the financial covenants contained in Section 5.9 of the Credit Agreement and shall include reasonably detailed calculations thereof (with the pro forma figures being calculated in a manner acceptable to the Administrative Agent).

(e) Since December 31, 2018, there shall not have occurred any event or condition that has had or could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect.

(f) The Administrative Agent and the Lenders shall have received all Revolving Commitment, facility and agency fees and all other fees and amounts due and payable on or prior to the Specified Acquisition Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder and under the Credit Agreement (including, without limitation, the reasonable fees and expenses of Latham & Watkins LLP, counsel to the Administrative Agent).

(g) The Borrower shall have fulfilled the terms and conditions in the definition of “Permitted Acquisition” in the Credit Agreement with respect to the Specified Acquisition. The Lenders party hereto, constituting the Required Lenders, hereby consent to the Specified Acquisition, so long as there shall have been no amendments, waivers, or other modifications to the Specified Asset Purchase Agreement that materially impact the Lenders (provided that (i) any change in the purchase price under the Specified Asset Purchase Agreement that is funded with additional Indebtedness and (ii) any amendment, waiver or other modification to the Specified Asset Purchase Agreement and to the consummation of the transactions contemplated thereby that result in the pro forma Consolidated Total Leverage Ratio’s exceeding 4.15 to 1.00 shall be deemed to materially impact the Lenders), and any amendments, waivers, or modifications shall be provided to the Administrative Agent.

(h) The Administrative Agent shall have completed all legal, tax, accounting, business, financial, environmental, title and ERISA due diligence concerning the Borrower and its Subsidiary, in each case in scope and with results in all respects satisfactory to the Administrative Agent in its sole discretion.

(i) The Borrower shall have delivered a Notice of Borrowing in accordance with the Credit Agreement with respect to the borrowings to be made on the Specified Acquisition Closing Date to finance the Specified Acquisition and the Specified Acquisition shall be consummated substantially contemporaneously with the Credit Extension on the Specified Acquisition Closing Date; provided, that if the Specified Acquisition Closing Date shall not have occurred, the Incremental Revolving Commitments provided for hereunder shall automatically terminate on the earliest of (i) September 30, 2020 (provided, that such date shall be extended to the same extent that the closing date under the Specified Asset Purchase Agreement is extended beyond September 30, 2020, but in any event no later than December 31, 2020), (ii) the date upon which the Specified Asset Purchase Agreement is terminated prior to consummation of the transactions contemplated thereby and (iii) the date upon which the transactions contemplated by the Specified Asset Purchase Agreement are consummated without a concurrent borrowing under the Revolving Facility.

SECTION 7. Representations and Warranties of the Credit Parties. Each Credit Party hereby represents and warrants, as of the Initial Effective Date and the Specified Acquisition Closing Date, as follows:

(a) Each of the representations and warranties contained in Article III of the Credit Agreement and in each of the other Credit Documents is true and correct in all material respects (except with respect to representations and warranties which are expressly qualified by materiality, which shall be true and correct in all respects) on and as of the Initial Effective Date and the Specified Acquisition Closing Date, as applicable, as if made on and as of such date except to the extent that such representations and warranties expressly specifically refer to an earlier date (in which case such representations and warranties are true and correct in all material respects as of such earlier date).

(b) No Default or Event of Default exists as of the Initial Effective Date and, before and after giving effect to the incurrence of the Incremental Revolving Commitments and the Specified Acquisition Closing Date.

SECTION 8. Effects on Credit Documents.

(a) Except as specifically amended herein, all Credit Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(b) The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Credit Documents, nor constitute a waiver of any provision of the Credit Documents.

(c) The Credit Parties and the other parties hereto acknowledge and agree that this Agreement shall constitute a Credit Document.

SECTION 9. Amendments; Execution in Counterparts.

(a) This Agreement shall not constitute an amendment of any other provision of the Credit Agreement not referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Borrower and any other Credit Party that would require a waiver or consent of the Lenders or the Administrative Agent. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

(b) This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrower, the Administrative Agent, the Incremental Lenders and the other Lenders party hereto. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic submission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 10. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN

CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION AND IN SECTION 9.16 OF THE CREDIT AGREEMENT.

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

GPM PETROLEUM LP, as the Borrower

By: GPM Petroleum GP, LLC, its general partner

By	/s/ Don Bassell
Name: Don Bassell
Title: CFO

By	/s/ Maury Bricks
Name: Maury Bricks
Title: General Counsel

GPM PETROLEUM, LLC, as a Guarantor

By	/s/ Don Bassell
Name: Don Bassell
Title: CFO

By	/s/ Maury Bricks
Name: Maury Bricks
Title: General Counsel

[Signature Page to Increase Agreement and Amendment]

Consented to by:

CAPITAL ONE, NATIONAL ASSOCIATION
as Administrative Agent, Incremental Lender, Swingline Lender and Issuing Lender

By:	/s/ Thomas Lawler
Name:	Thomas Lawler
Title:	Director

[Signature Page to Increase Agreement and Amendment]

Consented to by:

KEYBANK NATIONAL ASSOCIATION,
as an Incremental Lender

By:	/s/ Marc Evans
Name:	Marc Evans
Title:	Senior Vice President

[Signature Page to Increase Agreement and Amendment]

Consented to by:

Santander Bank N.A,
as an Incremental Lender

By:	/s/ Benjamin Hildreth
Name:	Benjamin Hildreth
Title:	Vice President

[Signature Page to Increase Agreement and Amendment]

Consented to by:

Fifth Third Bank, N.A.,
as an Incremental Lender

By:	/s/ Mike Ross
Name:	Mike Ross
Title:	Managing Director

[Signature Page to Increase Agreement and Amendment]

Consented to by:

RAYMOND JAMES BANK N.A.,
as an Incremental Lender

By:	/s/ Mark Specht
Name:	Mark Specht
Title:	Vice President

[Signature Page to Increase Agreement and Amendment]

Consented to by:

Citizens Bank, N.A.,
as an Incremental Lender

By:	/s/ Doug Kennedy
Name:	Doug Kennedy
Title:	Senior Vice President

[Signature Page to Increase Agreement and Amendment]

Consented to by:

TRUIST BANK (as successor by merger to SunTrust Bank),
as a Lender

By:	/s/ Paige Scheper
Name:	Paige Scheper
Title:	Vice President

[Signature Page to Increase Agreement and Amendment]

Consented to by:

ATLANTIC UNION BANK,
as a Lender

By:	/s/ Charles B. Vaughters
Name:	Charles B. Vaughters
Title:	Director – Corporate Banking

[Signature Page to Increase Agreement and Amendment]